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                                 EMPLOYMENT CONTRACT


    EMPLOYMENT CONTRACT dated February 1, 1996 among Clinton Machinery Corporation, a Delaware corporation and Clinton Management Corp., a Florida corporation (collectively referred to as "Company" or the "Employer") and Frank Scannavino whose business address is 5800 Miami Lakes Drive, Miami Lakes, Florida ("Employee").

    The Company desires to engage Employee to perform services as an executive officer of the Company and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

    Accordingly, the Company and Employee agree as follows:

    1.  TERM.

    The Company agrees to employ Employee to perform services as an executive officer for the period commencing with the date of this Agreement and ending on December 31, 2000 or such shorter period as may be provided herein (the "Employment Period").

    2.  NATURE OF SERVICES

    During the Employment Period, Employee shall be employed as President of the Company and Employee hereby accepts such employment upon the terms and conditions hereafter set forth. Employee's duties shall be substantially equivalent to his duties conducted on behalf of the Company immediately prior to the date hereof. In the performance of his duties, Employee shall be subject to the policy direction of the Board of Directors of the Company and the Chief Executive Officer of Willcox & Gibbs, Inc.,

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or his designee, which policies shall be consistent with the requirements of the
Acquisition Documents (as hereinafter defined). For the purposes hereof, "Acquisition Documents" shall mean the Agreement and Plan of Merger dated as of December 15, 1995 by and among Frank Scannavino, Charles Nall, Marc Glazer, Clinton Management Corp., a Florida Corporation, Clinton Machinery Corporation, a Delaware Corporation and WG, Inc. and the Stock Purchase Agreement dated as of December 15, 1995, by and among Frank Scannavinno, Charles Nall, Marc Glazer, Clinton Management Corp., WG Apparel, Inc., and WG, Inc. (the "Stock Purchase Agreement").

    3.  AGREEMENT TO SERVE

    Employee agrees to his employment as described in Section 2, and agrees to devote substantially all his business time and efforts (except immaterial time and effort devoted to personal business affairs and investments) to the performance of his duties under this Employment Contract. Employee agrees that, in the course of his employment, he will faithfully observe and carry out all of the duties and responsibilities customarily owed by an employee to his employer. In no event shall the Company directly or indirectly require Employee to relocate his principal residence outside of South Florida.

    4.  COMPENSATION

    In consideration of his services hereunder, the Company shall pay Employee, for the period in which he renders services pursuant to this Employment Contract a salary at the rate of

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$150,000 per annum payable in equal installments no less frequently than monthly.

    5.  EXPENSES, VACATIONS, FRINGE BENEFITS

    Employee shall be entitled to: (i) reimbursement for all reasonable expenses incurred in the performance of his duties hereunder upon submission and approval of written statements in accordance with the Company's standard policies as in effect from time to time; (ii) reasonable vacations in accordance with the Company's then current regular procedures governing executives, provided that Employee shall be entitled to a minimum of four weeks paid vacation per year; and (iii) medical insurance benefits, group insurance benefits and retirement and other group benefits comparable to those provided by the Company immediately prior to the date of this Employment Contract.

    6.  NON-COMPETITION

    (a) Employee agrees that he will not, directly or indirectly, whether in the capacity of director, officer, employee, agent, advisor or otherwise, individually or for, with or through any other person, firm or corporation, by equity ownership or otherwise, compete with the Company or any subsidiary of the Company, or any successors or assigns of their businesses (collectively the "Protected Parties") with respect to the business conducted by the Protected Parties (the "Prohibited Business") during the Covenant Term (hereinafter defined) during the time period commencing with the date hereof and expiring on the second anniversary date of the date Employee's employment with the Company, is terminated (for any reason other than "For Cause" reasons under this Agreement) or on the seventh (7th) anniversary date of the date hereof if the Employee's employment with the company is terminated "For

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Cause" as defined in this Agreement (the "Covenant Term")  (x) in the United
States and (y) in any area outside the United States where the Prohibited Businesses are conducted during the Covenant Term.

    (b) Notwithstanding the foregoing, during the Covenant Term Employee shall be permitted to own not in excess of three percent (3%) of any class of securities of any public company which is engaged in the Prohibited Business.

    (c) During the Covenant Term the Employee agrees not to induce any person who is an employee or officer of the Protected Parties to terminate said relationship, except where such action is taken in the course of carrying out Employee's duties for the Company;

    (d) During the Covenant Term the Employee agrees not to disclose or use, in any manner in competition with or contrary to the interests of the Protected Parties, the customer lists, business methods, product research, or other trade secrets of the Protected Parties relating to the Prohibited Business, it being acknowledged that all such information regarding the Prohibited Businesses, is confidential information and the exclusive property of the Protected Parties; provided, however, that the foregoing restrictions shall not restrict the use or disclosure of such confidential information (i) to any government entity to the extent required by law or (ii) which is or becomes publicly known and available through no wrongful act of Employee.


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    (e)  It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 6 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Employee acknowledges that any breach of the terms, conditions or covenants set forth in this Section 6 shall be competitively unfair and may cause irreparable damage to the Protected Parties because of the special, unique, unusual and extraordinary and character of their business and the Protected Parties recovery of damages at law will not be an adequate remedy. Accordingly, Employee agrees that for any breach of the terms, covenants or agreements of this Section 6 a restraining order or an injunction or both may be issued against such person, in addition to any other rights or remedies the Protected Parties may have.

    7.  PATENTS, INVENTIONS

    All of Employee's interest in patents, patent applications, inventions, technological innovations, copyrights, developments and processes developed by Employee during the Employment Period relating to the business of the Company or any subsidiary of

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either of them shall belong to the Company, and without further compensation, but at the Company's expense, forthwith upon request of the Company, Employee shall execute any and all such assignments and other documents and take any and all such other action as the Company may reasonably request in order to vest in the Company all Employee's right, title and interest in and to such patents, patent applications, inventions, technological innovations, copyrights, developments or processes, free and clear of any liens, charges and encumbrances originated by Employee.

     8.  TERMINATION

    (a) The employment and benefits of Employee under this Employment Contract may be terminated only as follows: (i) If Employee shall, during the Employment Period, (a) die or (b) become physically or mentally incapacitated or disabled for a period of six consecutive months (the "Disability Period"), then the Company shall have the right to give immediate notice of termination of Employee's services hereunder; (ii) If, during the Employment Period, Employee shall materially breach any of the terms hereof then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than 30 days from such notice) to be specified in such notice; provided, however, that Employee shall have the right during such 30-day period to correct such breach (if capable of being corrected) or pay compensation deemed reasonable by the Company which does not exceed the Company's reasonable estimate of its aggregate loss, damage, deficiency or expense attributable

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to such breach (if not capable of being corrected) and thereby avoid termination; (iii) If Employee is convicted of a felony or any other such serious crime involving dishonesty and directly related to the performance by Employee of the duties of his position, then the Company shall have the right to give immediate notice of termination of Employee's services hereunder; (iv) If Employee commits acts of fraud or dishonesty not directly related to the performance by Employee of the duties of his position, but the affect of which materially and adversely impair his ability to perform the duties of his position, then the Company shall have the right to give immediate notice of termination of Employee's services hereunder. The parties agree and acknowledge that a termination "for cause" for purposes hereunder and under the Stock Purchase Agreement shall only consist of a termination pursuant to Section 8(a)
(ii), (iii) or (iv), effective only after applicable required notice has been given to Employee to the extent as provided in Section 8(a)(ii) and only to the extent not cured within any applicable cure period, if any, provided hereunder. Employee shall continue to be entitled to receive his full salary and benefits during the Disability Period and thereafter; provided, however, that Company's obligation to pay salary to Employee after the Disability Period shall be released to the extent that disability insurance maintained for Employee's benefit begins making required payments to Employee.

    (b) In the event of termination pursuant to Section 8(a), Employee (or his estate) shall be entitled to receive his salary

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at the rate provided in Section 4 to the end of the calendar month in which termination occurs.

    (c) If any legal action or other proceeding is brought for the enforcement of this Employment Contract or because of a dispute regarding an alleged breach, default or misrepresentation in connection herewith, the prevailing party in such action or other proceeding shall be entitled to recover reasonable attorneys' fees and other litigation costs (including cost of appeal) and all reasonable related costs and expenses thereby incurred, in addition to any other relief to which such prevailing party may be entitled.

    (d) In the event that Employee's employment is terminated for any reason whatsoever, and Employee holds a position as an officer and/or director of the Company, Employee will have effectively resigned his position as an officer and/or director upon said termination and will send a writing acknowledging same upon the Company's request.

     9.  ENTIRE AGREEMENT

    This Employment Contract sets forth the entire understanding of the parties with respect to the subject matter herein and may be modified only by a written instrument duly executed by each party.

    10.  NOTICES

    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by registered mail, return receipt requested, or delivered against receipt to the party to which it is to be given at the address of

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such party first above set forth or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10. Any notice or other communication mailed by registered mail shall be deemed given at the time of mailing or transmission thereof.

    11.  ASSIGNMENT

    In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of stock or assets or otherwise, then the Company may elect to assign the Employment Contract and all of its rights and obligations hereunder to the acquiring or surviving corporation (which shall acquire such obligations subject to any claims or defenses of Employee), provided that such corporation shall assume in writing all of the obligations of the Company hereunder and provided further that the Company and any guarantor shall remain liable for the performance of its obligations hereunder.

    12.  BINDING EFFECT, INUREMENT

    This Employment Contract shall be binding upon and inure to the benefit of the Company and (in each case) its successors and those who are its assigns under Section 11. The obligations of Clinton Management Corporation and Clinton Machinery Corporation hereunder shall be joint and several.

    13.  GOVERNING LAW

    This Employment Contract shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws. Any and all suits, legal

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actions or proceedings arising out of this Agreement shall be brought in any
United States Federal Court sitting in New Jersey or if such court shall not have jurisdiction, any other court of appropriate jurisdiction in New Jersey.

    14. SEVERABILITY. The provisions of this Employment Contract shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Employment Contract, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

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    IN WITNESS WHEREOF, the parties have duly executed this Employment Contract as of the date first above written.

                                  EMPLOYER:

                                  Clinton Machinery Corporation

                                  /s/ JOHN K. ZIEGLER
                                  -----------------------------------
                                  By:     John K. Ziegler
                                  Title:  Vice President




                                  Clinton Management Corporation

                                  /s/ JOHN K. ZIEGLER
                                  -----------------------------------
                                  By:       John K. Ziegler
                                  Title:    Vice President





                                  EMPLOYEE:


                                  /s/ FRANK SCANNAVINO
                                  Frank Scannavino



    For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Willcox & Gibbs, Inc., unconditionally guarantees the prompt payment and performance of all obligations of Clinton Machinery Corporation and Clinton Management Corporation under this Employment Agreement.

                                  Willcox & Gibbs, Inc.


                                  By:  /s/ JOHN K. ZIEGLER
                                       John K. Ziegler
                                       Chief Executive Officer